UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2016

JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee, Wisconsin	53209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  414-524-1200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On September 2, 2016, Johnson Controls, Inc. (the “Company”) and Tyco International plc (“Tyco”) completed their previously announced combination pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016, by and among the Company, Tyco and certain other parties named therein, including Jagara Merger Sub LLC, an indirect wholly owned subsidiary of Tyco (“merger sub”).  Pursuant to the terms of the merger agreement, at 11:59 p.m. New York City time on September 2, 2016 (the “effective time”), merger sub merged with and into the Company, with the Company being the surviving corporation in the merger and a wholly owned, indirect subsidiary of Tyco (the “merger”).  Following the merger, Tyco was renamed “Johnson Controls International plc” and is referred to in this Current Report on Form 8-K as “Johnson Controls.”

Item 1.02.                                        Termination of a Material Definitive Agreement.

On September 2, 2016, the Company terminated the Credit Agreement dated as of August 6, 2013, among the Company, as borrower and guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note is incorporated herein by reference.

On September 2, 2016, pursuant to the merger agreement, the Company and merger sub consummated the merger. Immediately prior to the merger and in connection therewith, Tyco shareholders received 0.955 ordinary shares of Tyco (which shares are now referred to as shares of Johnson Controls, or “Johnson Controls ordinary shares”) for each Tyco ordinary share they held by virtue of a 0.955-for-one share consolidation.

In the merger, each outstanding share of common stock, par value $1.00 per share, of the Company (“Company common stock”) (other than shares held by the Company, Tyco and certain of their subsidiaries) was converted into the right to receive either the cash consideration or the share consideration (each as described below), at the election of the holder, subject to proration procedures described in the merger agreement and applicable withholding taxes.  The election to receive the cash consideration was undersubscribed. As a result, holders of shares of Company common stock that elected to receive the share consideration and holders of shares of Company common stock that made no election (or failed to properly make an election) became entitled to receive, for each such share of Company common stock, $5.7293 in cash, without interest, and 0.8357 Johnson Controls ordinary shares, subject to applicable withholding taxes.  Holders of shares of Company common stock that elected to receive the cash consideration became entitled to receive, for each such share of Company common stock, $34.88 in cash, without interest, subject to applicable withholding taxes.  In the merger, Company shareholders received, in the aggregate, approximately $3.864 billion in cash.

The issuance of Johnson Controls ordinary shares in connection with the merger was registered under the Securities Act of 1933, as amended, pursuant to Tyco’s registration statement on Form S-4 (File No. 333-210588) (the “registration statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on July 6, 2016.  The definitive joint proxy statement/prospectus, dated July 6, 2016, of the Company and Tyco that forms part of the registration statement (the “proxy statement/prospectus”) contains additional information about the merger and the other transactions contemplated thereby, including a description of the treatment of Company and Tyco equity awards and information concerning the interests of directors, executive officers and affiliates of the Company and Tyco.

The foregoing description of the merger does not purport to be complete and is qualified in its entirety by reference to the section entitled “The Merger” contained in the proxy statement/prospectus, which is incorporated herein by reference.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the merger, Company common stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and listed on the New York Stock Exchange (the “NYSE”) under the symbol “JCI.”  As a result of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time was converted into the right to receive the merger consideration.  Johnson Controls has requested that the NYSE file a Form 25 to withdraw the Company common stock from listing and terminate the registration of the Company common stock under Section 12(b) of the Exchange Act.  Prior to the open of trading on the NYSE on September 6, 2016, trading in Company common stock was suspended by the NYSE, and at the open of trading the Johnson Controls ordinary shares began trading under the symbol “JCI.”  The Company currently intends to file a Form 15 with the SEC to terminate the registration of Company common stock under the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.                                        Material Modification to the Rights of Security Holders.

In connection with the merger, on September 2, 2016, each share of Company common stock issued and outstanding immediately prior to the effectiveness of the merger (other than shares held by the Company, Tyco and certain of their subsidiaries) was converted into the right to receive the merger consideration. The rights of holders of Johnson Controls ordinary shares are governed by Johnson Controls’ Amended and Restated Memorandum and Articles of Association, adopted on September 2, 2016. The Amended and Restated Memorandum and Articles of Association of Johnson Controls are filed as Exhibit 3.1 to the Current Report on Form 8-K of Johnson Controls filed on September 6, 2016 and the description of Johnson Controls ordinary shares contained under the caption “Description of Tyco Ordinary Shares” in the proxy statement/prospectus are incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.                                        Changes in Control of Registrant.

In accordance with the terms of the merger agreement, as a result of the merger, the Company became an indirect wholly owned subsidiary of Johnson Controls.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effectiveness of the merger, on September 2, 2016, each of the directors of the Company immediately prior to the effectiveness of the merger voluntarily resigned from the board of directors of the Company, and Brian Stief, Executive Vice President and Chief Financial Officer of the Company, became the Company’s sole director.

Upon the effectiveness of the merger, George R. Oliver was appointed President and Chief Operating Officer of the Company.  Mr. Oliver, age 56, previously served as chief executive officer of Tyco. He joined Tyco in July 2006, serving as president of Tyco Safety Products, and assumed additional responsibility as president of Tyco Electrical & Metal Products from 2007 through 2010. He was appointed president of Tyco Fire Protection in 2011 and chief executive officer of Tyco in 2012.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the merger, at the effective time, the Company’s then-existing Restated Articles of Incorporation and Bylaws were amended and restated in their entirety to reflect the Company’s status as a wholly owned subsidiary of Johnson Controls. Copies of the Restated Articles of Incorporation and the Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Johnson Controls, Inc.

3.2	Restated Bylaws of Johnson Controls, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: September 6, 2016		/s/ Brian Stief
	Name:	Brian Stief
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Johnson Controls, Inc.

3.2	Restated Bylaws of Johnson Controls, Inc.